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                                                                Exhibit 4.5



                                      ESCROW AND
                                  SECURITY AGREEMENT


                              Dated as of July 22, 1997

                                         From


                                 DISCOVERY ZONE, INC.

                                      as Pledgor

                                          to

                         STATE STREET BANK AND TRUST COMPANY

                                 as Collateral Agent



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                            ESCROW AND SECURITY AGREEMENT


         This ESCROW AND SECURITY AGREEMENT (as amended, restated, supplemented or modified from time to time, this "Escrow and Security Agreement") is made and entered into as of July 22, 1997 by and among DISCOVERY ZONE, INC., a Delaware corporation (the "Pledgor"), having its principal office at 110 East Broward Boulevard, Fort Lauderdale, Florida 33301, JEFFERIES & COMPANY, INC., acting as the Initial Purchaser (the "Initial Purchaser"), and STATE STREET BANK AND TRUST COMPANY, as trustee under the Indenture (as defined below), having an office at Two International Place, Boston, MA 02110, as escrow agent and collateral agent (in such capacity, the "Collateral Agent") for the holders (the "Holders") of the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below.


                                 W I T N E S S E T H:


         WHEREAS, the Pledgor and the Initial Purchaser are a party to a Purchase Agreement, dated July 15, 1997 (the "Purchase Agreement"), pursuant to which the Pledgor will issue and sell to the Initial Purchaser 85,000 Units, each consisting of $1,000 principal amount of its 13 1/2% Senior Secured Notes due 2002 (collectively, as replaced or exchanged, the "Notes"), and one warrant to purchase shares of the Pledgor's common stock, par value $.01 per share;

         WHEREAS, the Pledgor, the Subsidiary Guarantors and the Collateral Agent, as trustee thereunder, have entered into that certain Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing the Initial Notes on the date hereof;

         WHEREAS, pursuant to the Purchase Agreement and the Indenture, the Pledgor is required to deposit on the Issue Date any combination of cash, securities, instruments and certificates in an escrow account designated by the Collateral Agent (the "Escrowed Interest Account") with the Collateral Agent to be held by the Collateral Agent for its benefit and the ratable benefit of the Holders to secure the Pledgor's obligation to (i) provide for payment in full of any and all scheduled interest payments due on the Notes from the Issue Date through August 1, 1999 and (ii) secure repayment of the principal, premium, if any, and interest on the Notes in the event that the Notes are redeemed, prepaid or otherwise become due and payable prior to such time as the scheduled interest payments thereon through August 1, 1999 shall have been paid in full (collectively, the "Obligations");

         WHEREAS, pursuant to the terms and conditions of this Escrow and Security Agreement, the Pledgor shall instruct the

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

Collateral Agent to purchase or caused to be purchased with all or a portion of the Escrowed Funds (as hereinafter defined) certain Pledged Securities (as hereinafter defined) to be maintained in the Escrowed Interest Account in the name of the Collateral Agent (or as otherwise required in accordance with applicable law), and under the sole dominion and control of the Collateral Agent, as set forth herein; and

         WHEREAS, to secure the Obligations of the Pledgor, the Pledgor has agreed to (i) pledge to the Collateral Agent for its benefit and the ratable benefit of the Holders, a security interest in the Escrowed Funds, the Pledged Securities and the other Collateral (as hereinafter defined) and (ii) execute and deliver this Escrow and Security Agreement in order to secure the payment and performance by the Pledgor of all the Obligations.


                                      AGREEMENT

         NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the Holders to purchase the Notes, the Pledgor, the Initial Purchaser and the Collateral Agent hereby agree, for the benefit of the Collateral Agent and for the ratable benefit of the Holders, as follows:

         SECTION 1.   Definitions; Appointment; Deposit and Investment.

              1.1 Definitions. All defined terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. Unless otherwise defined herein or in the Indenture, terms used in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the "U.C.C.") are used herein as therein defined.

              1.2 Appointment of the Collateral Agent. The Pledgor and the Initial Purchaser hereby appoint the Collateral Agent as escrow agent and collateral agent hereunder in accordance with the terms and conditions set forth herein and authorize the Collateral Agent to take such actions, exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Escrow and Security Agreement, together with such other powers as are reasonably incidental thereto, and the Collateral Agent hereby accepts such appointment, subject to the terms and conditions hereof.

              1.3 Pledge and Grant of Security Interest. The Pledgor hereby pledges to the Collateral Agent for its benefit and for the ratable benefit of the Holders, and hereby grants to the Collateral Agent for its benefit and for the ratable benefit of the Holders, a continuing first priority perfected security interest in and to all of the Pledgor's right, title and interest in, to and under the following (hereinafter collectively referred to as the "Collateral"), whether characterized as investment


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property, general intangibles or otherwise:  (a) the Escrowed Interest Account, all funds and securities held therein and all certificates and instruments, if any, from time to time representing or evidencing the Escrowed Interest Account, including, without limitation, the Escrowed Funds and the Pledged Securities, and any and all securities entitlements to the Escrowed Funds and the Pledged Securities, and any and all related securities accounts in which security entitlements to the Escrowed Funds and the Pledged Securities are carried, (b) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Pledgor in substitution for or in addition to any or all then existing Collateral, (c) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral, and (d) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (c) above) and, to the extent not otherwise included, all cash.

         1.4. Deposit of Escrowed Funds. On the Issue Date, the Pledgor shall deposit, or cause the Initial Purchaser to deposit $21,426,000 in cash (collectively, the "Escrowed Funds") into the Escrowed Interest Account or such greater amount as will be sufficient to provide for payment in full of the first nine scheduled interest payments due on the outstanding Notes, being all such scheduled interest payments from August 1, 1997 through August 1, 1999 (inclusive of the interest payments due and owing on August 1, 1997 and August 1, 1999, respectively). Prior to the date (the "Effective Date") upon which the Approved Plan (as defined in the Purchase Agreement) has become Effective (as defined in the Purchase Agreement), and until invested in accordance with Section 1.5 or Section 5, the Collateral Agent shall invest the Escrowed Funds in money market accounts with any bank having capital surplus and undivided profits aggregating at least $500 million or money market funds investing only in U.S. Government Obligations to the extent such accounts or funds do not impose any fee, cost or expense (such as a breakage fee) in connection with any withdrawal, termination or liquidation of any such investment; provided, however, that for the first Business Day from the Issue Date the Escrowed Funds shall be invested in the instruments described in clause
(iv) of the definition of Cash Equivalent in the Indenture.

         1.5. Purchase of Pledged Securities. At the direction of the Pledgor, as set forth in a written notice (the "Pledged Securities Notice"), the form of which is acceptable to the Collateral Agent, the Collateral Agent shall as soon as practicable upon receipt of the Pledged Securities Notice (but in no event earlier than the Effective Date) invest the Escrowed Funds in U.S. Government Obligations in the manner as directed in the Pledged Securities Notice (such U.S. Government Obligations,


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hereinafter, the "Pledged Securities"), which Pledged Securities shall be deposited in the Escrowed Interest Account and shall be maintained by the Collateral Agent for its benefit and the ratable benefit of the Holders in accordance with the terms and conditions of this Escrow and Security Agreement. Each Pledged Securities Notice shall (i) specify the amount and nature of the Pledged Securities required to be purchased by the Collateral Agent with the Escrowed Funds and contain all necessary directions or authorizations necessary or reasonably required by the Collateral Agent to make such investment and (ii) be accompanied by a written opinion of a nationally recognized firm of independent public accountants or a recognized financial advisor, selected by the Company and approved by the Initial Purchaser (the "Independent Financial Advisor"), in form and substance reasonably acceptable to the Collateral Agent, confirming (A) the investment of the Escrowed Funds in Pledged Securities as set forth in the Pledged Securities Notice and (B) that the aggregate amount of the Pledged Securities and Escrowed Funds, after giving effect to the investment in the Pledged Securities referred to in such Pledged Securities Notice, will be sufficient upon receipt of scheduled interest and principal payments of all Pledged Securities to provide for payment in full of all scheduled interest payments due on the outstanding Notes from August 1, 1997 through August 1, 1999.

         SECTION 2. Security for Obligation. This Escrow and Security Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations.

         SECTION 3. Delivery of Collateral. On the Issue Date, all Escrowed Funds shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance sufficient to convey a valid security interest in and lien on such Collateral to the Collateral Agent, or shall be credited to the Escrowed Interest Account. In order to perfect or establish the perfection of the Collateral Agent's rights in and to the Collateral, the Pledgor shall forthwith, upon the pledge of any Collateral hereunder, cause all such Collateral, including the Escrowed Interest Account, the Escrowed Funds, the Pledged Securities and all other accounts representing a security entitlement to or containing any Collateral to be registered in the name of the Collateral Agent or such of its nominees as the Collateral Agent shall direct, and to be under the sole dominion and control of the Collateral Agent, which dominion and control shall be agreed to and acknowledged by any securities intermediary holding any such account in an acknowledgement substantially in the form of Exhibit B hereto, subject only to the revocable rights specified in Section 7. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of


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smaller or larger denominations.  The Pledgor shall timely execute and deliver, in form for filing and recordation, all necessary or appropriate UCC financing statements with respect to the perfection of the security interest contemplated hereby in the Pledged Securities and Escrowed Funds as determined by the Collateral Agent.

         SECTION 4.   Maintaining the Escrowed Interest Account.

              (a) So long as any Obligation shall remain unpaid, the Pledgor will maintain the Escrow Interest Account with the Collateral Agent.

              (b) It shall be a term and condition of the Escrowed Interest Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Escrowed Interest Account, and except as otherwise provided by the provisions of Section 7 and Section 14, that no amount (including interest on Escrowed Funds or Pledged Securities) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person, from the Escrowed Interest Account.

              (c) The Escrowed Interest Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

         SECTION 5. Investments. If requested in writing by the Pledgor, the Collateral Agent will, subject to the provisions of Section 7 and Section 14, from time to time (a) invest Escrowed Funds and other amounts on deposit in the Escrowed Interest Account (other than Pledged Securities) in accordance with
Section 1.5 in the name of the Collateral Agent, as the Pledgor may select in writing, and (b) invest interest paid on the Pledged Securities referred to in clause (a) above, and so reinvest other proceeds of such Pledged Securities that may mature or be sold, in each case in accordance with Section 1.5 in the name of the Collateral Agent, as the Pledgor may select in writing, all of which Pledged Securities shall be maintained in the Escrowed Interest Account. Interest and proceeds that are not invested or reinvested in Pledged Securities as provided above shall be deposited or remain on deposit in, as the case may be, and held in the Escrowed Interest Account. In no event shall the Collateral Agent be liable for any loss in the investment or reinvestment of amounts held in the Escrowed Interest Account. All such investments selected by the Pledgor shall be subject to availability to the Collateral Agent. The Collateral Agent shall be under no duty to invest (or otherwise pay interest on) any amounts held by it hereunder, absent specific written investment instructions from the Pledgor in accordance with the terms hereof.


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         SECTION 6.   Delivery of Collateral Investments; Filing.

              (a) The Collateral Agent shall become the holder of Pledged Securities, Escrowed Funds, if applicable, and of any and all security entitlements to the Pledged Securities and Escrowed Funds, if applicable, through action by the Federal Reserve Bank of Boston ("FRBB") or another securities intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Collateral Agent by FRBB or such other securities intermediary (i) indicating by book-entry that the Pledged Securities or a security entitlement thereto has been credited to the Escrowed Interest Account, or (ii) acquiring the Pledged Securities or a security entitlement thereto for the Collateral Agent and accepting the same for credit to the Escrowed Interest Account.

              (b) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Collateral Agent of Pledged Securities (or acquisition by the Collateral Agent of any security entitlement thereto) or any Escrowed Funds, as provided in subsection (a) of this Section 6, the Collateral Agent shall establish the Escrowed Interest Account on its books as an account segregated from all other custodial or collateral accounts at its office at State Street Bank and Trust Company, Two International Place, Boston, MA 02110, Attention: Corporate Trust Department. Upon transfer of the Pledged Securities (or the Collateral Agent's acquisition of a security entitlement thereto) or any Escrowed Funds, to the Collateral Agent, as confirmed to the Collateral Agent by FRBB or another securities intermediary, the Collateral Agent shall make appropriate book entries indicating that the Pledged Securities and/or such security entitlement and all Escrowed Funds, if applicable, have been credited to and are held in the Escrowed Interest Account. Subject to the other terms and conditions of this Escrow and Security Agreement, all Pledged Securities and all other Escrowed Funds held by the Collateral Agent pursuant to this Escrow and Security Agreement shall be held in the Escrowed Interest Account subject (except as expressly provided in subsections 7(a)-7(f) hereof) to the exclusive dominion and control of the Collateral Agent and exclusively for the benefit of the Collateral Agent and for the ratable benefit of the Holders and segregated from all other funds or other property otherwise held by the Collateral Agent.

              (c) All Collateral shall be retained in the Escrowed Interest Account pending disbursement pursuant to the terms hereof.

              (d) Concurrently with the execution and delivery of this Escrow and Security Agreement, the Collateral Agent is delivering to the Pledgor and the Initial Purchaser a duly executed certificate, in the form of Exhibit A hereto, of an officer of the Collateral Agent confirming the Collateral Agent's


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establishment and maintenance of the Escrowed Interest Account and its receipt and holding of the Escrowed Funds, the Pledged Securities or any security entitlement thereto and the crediting of the Pledged Securities, Escrowed Funds or such security entitlement to the Escrowed Interest Account, all in accordance with this Escrow and Security Agreement.

              (e) Concurrently with the execution and delivery of this Escrow and Security Agreement, the Pledgor is delivering to the Collateral Agent acknowledgement copies or stamped receipt copies of proper financing statements, duly filed on or before the Issue Date under the Uniform Commercial Code of the State of New York and the State of Florida, together with all necessary account assignments and security interest confirmation letters, covering the Collateral described in this Escrow and Security Agreement. The Collateral Agent shall be under no duty to determine the sufficiency of the foregoing.

         SECTION 7. Disbursements. The Collateral Agent shall hold the Collateral in the Escrowed Interest Account and release the same, or a portion thereof, only as follows:

              (a) At least five Business Days prior to the due date of any of the first nine scheduled interest payments on the Notes from the Issue Date through August 1, 1999 (or one Business Day in the case of the first such interest payment), the Pledgor may, pursuant to written instructions executed by the Pledgor (an "Issuer Order"), direct the Collateral Agent to release from the Escrowed Interest Account and pay to the Holders proceeds sufficient to provide for payment in full of such interest then due on the Notes. Upon receipt of an Issuer Order, the Collateral Agent will take any action necessary to provide for the payment of the interest on the Notes in accordance with the payment provisions of the Indenture to the Holders from (and to the extent of) the Pledged Securities, Escrowed Funds and proceeds thereof in the Escrowed Interest Account. Nothing in this Section 7 shall affect the Collateral Agent's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

              (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Collateral is security from a source of funds other than the Escrowed Interest Account ("Pledgor Funds"), the Pledgor may, after payment in full of such interest payment or portion thereof from proceeds of the Collateral or such Pledgor Funds or both, direct the Collateral Agent to release to the Pledgor or to another party at the direction of the Pledgor (the "Pledgor's Designee"), net of any costs, fees or expenses (such as breakage fees) incurred to permit such release, proceeds from the Escrowed Interest Account in an amount less than or equal to the amount of Pledgor Funds appropriately applied to such interest payment so that there remains in the Escrowed Interest Account an amount at least sufficient to pay in full, after receipt of scheduled interest


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and principal payments on Pledged Securities, in the written opinion of an
Independent Financial Advisor (which written opinion shall accompany any Issuer Order), the remaining of the first nine interest payments due on the Notes.
Upon receipt of an Issuer Order and the related written opinion of such Independent Financial Advisor by the Collateral Agent, the Collateral Agent shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the appropriate requested amount from proceeds in the Escrowed Interest Account. Immediately prior to any release of funds to the Pledgor pursuant to this
Section 7(b), Section 7(d)or Section 7(g), the Pledgor shall deliver to the Collateral Agent a certificate signed by an officer of the Pledgor stating that such release has been duly authorized by the Pledgor and will not contravene any provision of applicable law or the Certificate of Incorporation of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries or result in the creation or imposition of any security interest in or lien on any assets of the Pledgor, except for the security interests granted under this Escrow and Security Agreement.

              (c) At least five Business Days prior to the due date of any of the first nine scheduled interest payments on the Notes (or one Business Day in the case of the first such interest payment), the Pledgor covenants to give the Collateral Agent (by Issuer Order) notice as to whether payment of interest will be made pursuant to Section 7(a) or 7(b) and as to the respective amounts of interest that will be paid pursuant to Section 7(a) or 7(b). If no such notice is given by such fifth Business Day (or one Business Day in the case of the first such interest payment) prior to the respective first nine scheduled interest payments on the Notes, the Collateral Agent will act pursuant to
Section 7(a) as if it had received an Issuer Order pursuant thereto for the payment in full of the interest then due.

              (d) If Pledgor has optionally redeemed Notes with the net proceeds of a Primary Offering, the Pledgor may, pursuant to an Issuer Order, direct the Collateral Agent to release to Pledgor or any Pledgor's Designee proceeds from the Escrowed Interest Account in an amount which bears the same proportion to the aggregate value of the Escrowed Interest Account immediately prior to the release of such proceeds as the aggregate principal amount of the Notes so redeemed by Pledgor bears to the aggregate principal amount of the Notes outstanding immediately prior to such redemption, net of any costs, fees or expenses (such as breakage fees) incurred to permit such release, so that there remains in the Escrowed Interest Account an amount sufficient to pay in full, after receipt of scheduled interest and principal payments on Pledged Securities, in the written opinion of an Independent Financial Advisor (which written opinion shall accompany any Issuer Order) the remaining of the first nine


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interest payments due on the Notes.  Immediately prior to any release of funds to the Pledgor pursuant to this Section 7(d), the Pledgor shall deliver any and all certificates described in and pursuant to Section 7(b).

              (e) Upon the occurrence and after the continuation of an Event of Default, the Collateral Agent in its sole and absolute discretion may apply any or all Collateral, including the Escrowed Funds and the Pledged Securities, to the payment of all Obligations and any and all principal of and interest and expenses on the Notes, in accordance with the terms and provisions of Section 14.

              (f) Upon payment in full of the first nine scheduled interest payments on the Notes in a timely manner, and if no Event of Default has occurred and is continuing, the security interest in the Collateral evidenced by this Escrow and Security Agreement will automatically terminate and be of no further force and effect and the Collateral remaining, if any, shall promptly be paid over and transferred to the Pledgor or Pledgor Designee. Furthermore, upon the release of any Collateral from the Escrowed Interest Account in accordance with the terms of this Escrow and Security Agreement, whether upon release of Collateral to Holders as payment of interest or otherwise, the security interest evidenced by this Escrow and Security Agreement in such released Collateral will automatically terminate and be of no further force and effect.

              (g) If on the Effective Date the total of the Escrowed Funds and the Pledged Securities exceed the amount sufficient to pay in full, after receipt of scheduled interest and principal payments on the Pledged Securities, in the written opinion of the Independent Financial Advisor delivered to the Collateral Agent, the remaining of the first nine scheduled interest payments due on the Notes, and no Event of Default has occurred and shall be continuing, the Pledgor may, on the Effective Date only, pursuant to an Issuer Order, direct the Collateral Agent to release from the Escrowed Interest Account any such overfunded amount of the Escrowed Funds (existing on the Effective Date) to the Pledgor, net of any costs, fees and expenses (such as brokerage fees) incurred to permit such release, so that there remains in the Escrowed Interest Account an amount at least sufficient to pay in full, after receipt of scheduled interest and principal payments on the Pledged Securities, in such written opinion of the Independent Financial Advisor, the remaining of the first nine scheduled interest payments due on the Notes. Immediately prior to any release of such funds to the Pledgor pursuant to this Section 7 (g), the Pledgor shall deliver any and all certificates described in and pursuant to Section 7(b). Upon receipt of the foregoing certificates, Issue Order and opinion, the Collateral Agent shall pay over to the Pledgor, on the Effective Date, such overfunded amounts, net of such costs, fees or expenses.

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

              (h) The Collateral Agent may, but shall not be required to, liquidate any Escrowed Funds or Pledged Securities, in whole or in part, in order to make any scheduled payment of interest or any release or other required payment hereunder and shall not be responsible for any loss, cost or expense, including any breakage fee, diminution in principal or penalty in connection therewith, all of which loss, cost or expense shall be borne solely by the Pledgor.

              (i) Nothing contained in Section 1, Section 5, this Section 7 or any other provision of this Escrow and Security Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any security entitlement to the Escrowed Funds, the Pledged Securities or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any such security entitlement or (ii) otherwise give rise to any rights of Pledgor with respect to the Escrowed Funds, the Pledged Securities, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Pledgor's rights under this Escrow and Security Agreement as the beneficial owner of Collateral pledged to and subject to the exclusive dominion and control (except as expressly provided in Sections 7(a) - (g) hereof) of the Collateral Agent in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees that the Collateral Agent holds a security entitlement to the Escrowed Funds and the Pledged Securities, as applicable, solely as collateral agent for the Holders and not as a securities intermediary.

              (j) The Collateral Agent shall make any distribution from the Escrow Interest Account required to be made by it (in its capacity as Escrow Agent under the Escrow Agreement) pursuant to the Escrow Agreement.

         SECTION 8. Representations and Warranties. The Pledgor hereby represents and warrants that:

              (a) As of the Issue Date, the execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Escrow and Security Agreement will not contravene any provision of applicable law or the Certificate of Incorporation of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any security interest on any assets of the Pledgor, except for the security interest granted under this Escrow and Security Agreement; giving effect to the occurrence of the Issue Date (assuming that the Confirmation Order (as defined in the Plan of Reorganization) has become a Final Order (as defined in the Plan of Reorganization) and the Approved Plan (as defined in the Plan of Reorganization) has become Effective (as defined in the Plan of Reorganization)), no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required (i) for the performance by the Pledgor of its obligations under this Escrow and Security Agreement, (ii) for the pledge by the Pledgor of the Collateral pursuant to this Escrow and Security Agreement or
(iii) except for any such consents, approvals, authorizations or orders required to be obtained by the Collateral Agent (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Collateral Agent of the rights provided for in this Escrow and Security Agreement or the remedies in respect of the Collateral pursuant to this Escrow and Security Agreement.

              (b) As of the Issue Date (assuming that the Confirmation Order has become a Final Order and the Approved Plan has become Effective), the Pledgor is the beneficial owner of the Collateral, free and clear of any security interest or any Lien or claims of any person or entity (except for the security interests granted under this Escrow and Security Agreement). No financing statement covering the Pledgor's interest in the Collateral is on file in any public office other than the financing statements, if any, filed pursuant to this Escrow and Security Agreement or the Indenture or the Security Agreement and except for financing statements filed by pre-petition creditors as set forth in the Pledgor's Plan of Reorganization but which no longer evidence valid or existing security interests; no Pledged Security is in the possession of any third party other than the Collateral Agent; and no notice to or arrangement with any financial institution has been made regarding any security interest in or Lien on or nominee arrangement for any Pledged Security or other Collateral.

              (c) As of the Issue Date (assuming that the Confirmation Order has become a Final Order and the Approved Plan has become Effective), this Escrow and Security Agreement will have been duly authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Escrow and Security Agreement by the Collateral Agent and enforceability of the Escrow and Security Agreement against the Collateral Agent in accordance with its terms) will constitute a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the liability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought,
(iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Section 14(b),

Section 17.11 and Section 17.16 hereof may be limited by applicable law.

              (d) Upon the delivery to the Collateral Agent of the certificates or instruments, if any, representing or evidencing the Collateral, the filing of financing statements, if any, required by the UCC in the appropriate offices in the State of New York and Florida, and the transfer and pledge to the Collateral Agent of the Collateral and the acquisition by the Collateral Agent of any security entitlement thereto, in accordance with Section 3, the continued possession by the Collateral Agent thereof and assuming that the Collateral Agent, directly or by its agent, has maintained sole dominion and control over the deposit and cash accounts, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Collateral Agent and the Holders will constitute a first priority perfected security interest in such Collateral, enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Collateral from the Pledgor), other than as permitted under the Indenture.

              (e) As of the Issue Date (assuming that the Confirmation Order has become a Final Order and the Approved Plan has become Effective), there will be no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary will be subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Escrow and Security Agreement or to consummate the transactions contemplated hereby.

              (f) The pledge of the Collateral pursuant to this Escrow and Security Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

              (g) As of the Issue Date (assuming that the Confirmation Order has become a Final Order and the Approved Plan has become Effective), no Event of Default, or event which with notice or passage of time or both would be an Event of Default, exists.

         SECTION 9. Further Assurances. The Pledgor will, promptly upon request by the Collateral Agent (which request the Collateral Agent may submit at the direction of the Holders of at least a majority in principal amount of the Notes then outstanding), execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Collateral Agent and take any other actions that are necessary or desirable to perfect, continue the perfection of or protect the first priority of the Collateral Agent's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Collateral Agent) or to effect the purposes of this Escrow and Security Agreement. The Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Pledgor will promptly pay all costs incurred in connection with any of the foregoing within 30 days of receipt of an invoice therefor. The Pledgor also agrees, whether or not requested by the Collateral Agent, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Collateral Agent's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Collateral Agent).

         SECTION 10. Covenants. The Pledgor covenants and agrees with the Collateral Agent and the Holders that from and after the date of this Escrow and Security Agreement until the earlier of payment in full in cash of (x) each of the first nine scheduled interest payments due on the Notes under the terms of the Indenture or (y) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment of the first nine scheduled interest payments on the Notes:

              (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) it will not create or permit to exist any Lien upon or with respect to any of the Collateral (except for the security interests granted under this Escrow and Security Agreement and any Lien created by or arising through the Collateral Agent) and at all times will be the sole beneficial owner of the Collateral; or

              (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Collateral or
(ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral.

         SECTION 11. Power of Attorney. In addition to all of the powers granted to the Collateral Agent pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor's attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof;
(c) giving of any notices or recording of any Liens under Section 6 hereof; and
(d) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole reasonable discretion, and such payments made by the Collateral Agent to become part of the Obligations, due and payable immediately upon demand. The Collateral Agent's authority under this Section 11 shall include, without limitation, the authority to endorse and negotiate any checks, certificates or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Collateral Agent to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Escrow and Security Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

         SECTION 12. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the security interest of the Collateral Agent and the Holders in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Collateral Agent in connection therewith other than those expressly provided herein or imposed under applicable law and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Escrow and Security Agreement or otherwise exist against the Collateral Agent. Except as provided by applicable law or by the Indenture, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held by the Collateral Agent for similar accounts, it being understood that the Collateral Agent in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral, provided, however, that nothing contained in this Escrow and Security Agreement shall relieve the Collateral Agent of any responsibilities as a securities intermediary under applicable law.

         SECTION 13. Indemnity. The Pledgor shall indemnify, hold harmless and defend the Collateral Agent and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs and expenses, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Collateral Agent's performance as Collateral Agent under this Escrow and Security Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person.

         SECTION 14. Remedies Upon Event of Default. If any Event of Default under the Indenture or a material default hereunder (any such Event of Default or default being referred to in this Escrow and Security Agreement as an "Event of Default") shall have occurred and be continuing:

              (a) The Collateral Agent and the Holders shall have, in addition to all other rights given by law or by this Escrow and Security Agreement or the Indenture or any other Collateral Agreement, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may and, at the direction of the Holders of a majority in principal amount of the Notes then outstanding, shall, sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Collateral threatens, in the reasonable judgment of the Collateral Agent, to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is delivered to the address of the recipient in and in accordance with Section 17.1 hereof at least ten days before the time of the sale or disposition. The Collateral Agent or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale.
All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

              (b) The Pledgor further agrees to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 14 valid and binding and in compliance with the Indenture and any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Collateral Agent and the Holders, that the Collateral Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

         SECTION 15. Expenses. The Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Collateral Agent, that the Collateral Agent may incur in connection with (a) the review, negotiation and administration of this Escrow and Security Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Collateral Agent and the Holders hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

         SECTION 16.   Security Interest Absolute.  All rights of the
Collateral Agent and the Holders and security interests and Liens hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

              (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or other obligations under the Indenture, or any other amendment or waiver of or any consent to any departure from the Indenture;

              (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

              (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Escrow and Security Agreement.

         SECTION 17.  Miscellaneous Provisions.

         17.1 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answer-back received, or in the case of telecopy notice, when sent, or in the case of a nationally recognized overnight courier service, one business day after delivery to such courier service, addressed, in the case of each party hereto to the following address, or to such other address as may be designated by any party in a written notice to the other party hereto:


         if to the Pledgor:

              Discovery Zone, Inc.
              110 East Broward Boulevard
              Ft. Lauderdale, Florida 33301
              Attention:  Chief Executive Officer

         with a copy to:

              Shearman & Sterling
              599 Lexington Avenue
              New York, New York  10022
              Attention:  Douglas P. Bartner, Esq.


         if to the Initial Purchaser:

              Jefferies & Company, Inc.
              650 Fifth Avenue
              New York, New York  10019
              Attention:  Andrew Whittaker

         with a copy to:

              Anderson Kill & Olick, P.C.
              1251 Avenue of the Americas
              New York, New York  10020-1182
              Attention:  Ronald S. Brody, Esq.

         if to the Collateral Agent:

              State Street Bank and Trust Company
              Two International Place
              Boston, MA  02110
              Attention:  Corporate Trust Department


         17.2. No Adverse Interpretation of Other Agreements. This Escrow and Security Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Escrow and Security Agreement.

         17.3. Severability. The provisions of this Escrow and Security Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Escrow and Security Agreement in any jurisdiction.

         17.4. Headings. The headings in this Escrow and Security Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         17.5. Counterpart Originals. This Escrow and Security Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

         17.6. Benefits of Escrow and Security Agreement. Nothing in this Escrow and Security Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Escrow and Security Agreement.

         17.7. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Escrow and Security Agreement and any consent to any departure by the Pledgor from any provision of this Escrow and Security Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Collateral Agent nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         17.8. Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Escrow and Security Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Escrow and Security Agreement shall not be relevant to determine the meaning of this Escrow and Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

         17.9.  Continuing Security Interest; Termination.

              (a) This Escrow and Security Agreement shall create a continuing security interest in and to and Lien on the Collateral and shall, unless otherwise provided in the Indenture or in this Escrow and Security Agreement, remain in full force and effect until the payment in full in cash of the Obligations. This Escrow and Security Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Holders and their respective successors, transferees and assigns.

              (b) This Escrow and Security Agreement shall terminate upon the payment in full in cash of the Obligations. At such time, the Collateral Agent shall, pursuant to an Issuer Order, and subject to and in accordance with the applicable terms of the Indenture, if any, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms of this Escrow and Security Agreement and the Indenture, such that such Collateral will be subject in all respects to a valid and existing security interest and Lien under the Indenture and Security Agreement. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Collateral Agent (except as may be granted under the Indenture or Security Agreement or other Collateral Agreement), and shall be at the cost and expense of the Pledgor.

         17.10. Survival Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Escrow and Security Agreement, and shall terminate only upon the termination of this Escrow and Security Agreement. The obligations of the Pledgor under Sections 13 and 15 hereof shall survive the termination of this Escrow and Security Agreement.

         17.11. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

         17.12.  Authority of the Collateral Agent.

              (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Escrow and Security Agreement or the Indenture, neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be liable to the Pledgor for any action taken or omitted to be taken by the Collateral Agent, in its capacity as Collateral Agent, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Collateral Agent shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Collateral Agent shall have no duty to cause any financing statement or continuation statement to be filed in respect of the Collateral.

              (b) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Escrow and Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Escrow and Security Agreement shall, as between the Collateral Agent and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

              (c) The Collateral Agents shall maintain appropriate books and records with respect to the Collateral in which shall be recorded all deposits and transactions in and disbursements from the Escrowed Interest Account and regarding the Pledged Securities and shall permit the Company to inspect and to make copies of such books and records at the Company's sole cost and expense.

         17.13. Successor Collateral Agent. The term Collateral Agent shall mean the Person named as the "Collateral Agent" in the first paragraph of the Escrow and Security Agreement until a successor Collateral Agent shall have become such, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent hereunder. If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another entity, the resulting, surviving or transferee entity, without any further act, shall be the successor Collateral Agent.

         17.14. Final Expression. This Escrow and Security Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Escrow and Security Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

         17.15. Rights of Holders. No Holder of Notes shall have any rights granted to individual Holders pursuant to Section 6.07 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Collateral Agent under the Notes or the Indenture.

         17.16. GOVERNING LAW, SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

              (a) THIS ESCROW AND SECURITY AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS IN CONNECTION WITH THIS ESCROW AND SECURITY AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              (b) THE PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS CAPACITY AS COLLATERAL AGENT OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE

PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH COLLATERAL OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT, WITH RESPECT TO SUCH COLLATERAL, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED.
THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

              (c) THE RIGHTS AND POWERS GRANTED TO THE COLLATERAL AGENT HEREUNDER ARE BEING GRANTED IN ORDER TO PRESERVE AND PROTECT THE SECURITY INTEREST OF THE COLLATERAL AGENT AND THE HOLDERS IN AND TO THE COLLATERAL GRANTED HEREBY AND SHALL NOT BE INTERPRETED TO, AND SHALL NOT IMPOSE ANY DUTIES ON THE COLLATERAL AGENT IN CONNECTION THEREWITH OTHER THAN THOSE EXPRESSLY PROVIDED HEREIN OR IMPOSED UNDER APPLICABLE LAW AND NO IMPLIED COVENANTS, FUNCTIONS, RESPONSIBILITIES, DUTIES, OBLIGATIONS, OR LIABILITIES SHALL BE READ INTO THIS ESCROW AND SECURITY AGREEMENT OR OTHERWISE EXIST AGAINST THE COLLATERAL AGENT. EXCEPT AS PROVIDED BY APPLICABLE LAW OR BY THE INDENTURE, THE COLLATERAL AGENT SHALL BE DEEMED TO HAVE EXERCISED REASONABLE CARE IN THE CUSTODY AND PRESERVATION OF THE COLLATERAL IN ITS POSSESSION IF THE COLLATERAL IS ACCORDED TREATMENT SUBSTANTIALLY EQUAL TO THAT WHICH THE COLLATERAL AGENT ACCORDS SIMILAR PROPERTY HELD BY THE COLLATERAL AGENT FOR SIMILAR ACCOUNTS, IT BEING UNDERSTOOD THAT THE COLLATERAL AGENT IN ITS CAPACITY AS SUCH SHALL NOT HAVE ANY RESPONSIBILITY FOR (A) ASCERTAINING OR TAKING ACTION WITH RESPECT TO CALLS, CONVERSIONS, EXCHANGES, MATURITIES OR OTHER MATTERS RELATIVE TO ANY COLLATERAL, WHETHER OR NOT THE COLLATERAL AGENT HAS OR IS DEEMED TO HAVE KNOWLEDGE OF SUCH MATTERS, (B) TAKING ANY NECESSARY STEPS TO PRESERVE RIGHTS AGAINST ANY PARTIES WITH RESPECT TO ANY COLLATERAL OR (C) INVESTING OR REINVESTING ANY OF THE COLLATERAL, PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS ESCROW AND SECURITY AGREEMENT SHALL RELIEVE THE COLLATERAL AGENT OF ANY RESPONSIBILITIES AS A SECURITIES INTERMEDIARY UNDER APPLICABLE LAW.

    IN WITNESS WHEREOF, the Pledgor, the Initial Purchaser and the Collateral Agent have each caused this Escrow and Security Agreement to be duly executed and delivered as of the date first above written.

                   Pledgor:

                   DISCOVERY ZONE, INC.



                   By:  /s/ Scott Bernstein
                        ----------------------------------
                        Name:  Scott Bernstein
                        Title: President and CEO


                   Initial Purchaser:

                   JEFFERIES & COMPANY, INC.



                   By:  /s/ Andrew Whittaker
                        ----------------------------------
                        Name:  Andrew Whittaker
                        Title: EVP


                   Collateral Agent:

                   STATE STREET BANK AND TRUST COMPANY



                   By:  /s/ Mary Lee Storrs
                        ----------------------------------
                        Name:  Mary Lee Storrs
                        Title:

                                                                       EXHIBIT A


                         STATE STREET BANK AND TRUST COMPANY
                                OFFICER'S CERTIFICATE

         Pursuant to Section 6(d) of the Escrow and Security Agreement (the "Escrow and Security Agreement") dated as of July 22, 1997 by and among Discovery Zone, Inc. (the "Pledgor"), Jefferies & Company, Inc., as placement agent (the "Initial Purchaser"), and State Street Bank and Trust Company, as escrow agent and collateral agent (the "Collateral Agent"), for the holders of the Pledgor's 13 1/2% Senior Secured Notes Due 2002, the undersigned officer of the Collateral Agent, on behalf of the Collateral Agent, makes the following certifications to the Pledgor and the Initial Purchaser. Capitalized terms used and not defined in this Officer's Certificate have the meanings set forth or referred to in the Escrow and Security Agreement.

         1. Substantially contemporaneously with the execution and delivery of this Officer's Certificate, the Collateral Agent has established at its offices, as securities intermediary a securities account in the name of "State Street Bank and Trust Company Escrowed Interest Account Re: Discovery Zone" (the "Escrowed Interest Account") with respect to which the Collateral Agent is the entitlement holder and through which the Collateral Agent has acquired a security entitlement to certain Escrow Funds and Pledged Securities and has sole dominion and control and has made appropriate book entries in its records establishing that such Escrowed Funds and Pledged Securities, as applicable, and the Collateral Agent's securities entitlement thereto have been credited to and are held in the Escrowed Interest Account.

         2. The Collateral Agent has established and maintained and will maintain the Escrowed Interest Account and all securities entitlements and other positions carried in the Escrowed Interest Account solely in its capacity as Collateral Agent and has not asserted and will not assert any claim to or interest in the Escrowed Interest Account or any such securities entitlements or other positions except in such capacity.

         3. The Collateral Agent has acquired its security entitlement to the Escrowed Funds and Pledged Securities, as applicable, for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Escrowed Funds and the Pledged Securities are not and the Collateral Agent's security entitlement to such Escrowed Funds and Pledged Securities, as applicable, is not, to the Collateral Agent's knowledge, subject to any Lien granted by or to or arising through or in favor of any securities intermediary (including, without limitation, the Collateral Agent or the Federal Reserve Bank of Boston) through which the Collateral Agent derives its security entitlement to the Escrowed Funds and the Pledged Securities.

         4. The Collateral Agent has not caused or permitted the Escrowed Funds, the Pledged Securities or its security entitlement thereto or any other assets in the Escrowed Interest Account to become subject to any Lien created by or arising through the Collateral Agent.


         IN WITNESS WHEREOF, the undersigned officer has executed this Officer's Certificate on behalf of State Street Bank and Trust Company, as Collateral Agent this 22 day of July, 1997.


                             STATE STREET BANK AND TRUST COMPANY



                             By:
                                 ----------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT B

                       FORM OF ESCROWED INTEREST ACCOUNT LETTER


                                            July __, 1997


State Street Bank and Trust Company
Two International Place
Boston, MA  02110
Attention:  Corporate Trust Department


              Re: Discovery Zone, Inc.


Dear Sir or Madam:

         Reference is made to Escrowed Interest Account No. __________ into which certain securities, instruments and other properties are deposited from time to time (the "Escrowed Interest Account") maintained with you by State Street Bank and Trust Company (the "Collateral Agent"). Pursuant to the Escrow and Security Agreement, dated as of the date hereof (the "Escrow and Security Agreement"), Discovery Zone, Inc. (the "Pledgor") has granted to the Collateral Agent for the holders of Notes referred to in the Indenture dated as of July __, 1997 (the "Indenture"), between the Collateral Agent and the Pledgor, a security interest in certain property of the Pledgor, including, among other things, the following (collectively, hereinafter, the "Collateral"): (a) the Escrowed Interest Account, all funds and securities held therein and all certificates and instruments, if any, from time to time representing or evidencing the Escrowed Interest Account, including, without limitation, the Escrowed Funds and the Pledged Securities, and any and all securities entitlements to the Escrowed Funds and the Pledged Securities, and any and all related securities accounts in which security entitlements to the Escrowed Funds and the Pledged Securities are carried; (b) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Pledgor in substitution for or in addition to any or all then existing Collateral; (c) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and (d) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (c) above) and, to the extent not otherwise included, all cash. It is a condition to the continued maintenance of the Escrowed Interest Account with you that you agree to this letter agreement.

         By signing this letter agreement, you acknowledge notice of, and consent to the terms and provisions of, the Escrow and Security Agreement, a copy of which is attached hereto, and confirmed to the Collateral Agent that the description of the Escrowed Interest Account set forth on Schedule I hereof is correct and that you have received no notice of any other pledge or assignment of the Escrowed Interest Account. Further, you hereby agree that:

         (a) Notwithstanding anything to the contrary in any other agreement relating to the Escrowed Interest Account, the Escrowed Interest Account are and will be subject to the terms and conditions of the Escrow and Security Agreement, will be maintained solely for the benefit of the Collateral Agent, will be entitled "State Street Bank and Trust Company, as Collateral Agent for the benefit of the holders of the 13 1/2% Senior Secured Notes Due 2002 of Discovery Zone, Inc. Collateral Pledge" and will be subject to written instructions only from an officer of the Collateral Agent. You hereby agree to comply with all instructions (including, without limitation, any instructions to liquidate all or less than all the Pledged Securities and transfer the proceeds thereof to the Collateral Agent), originated by the Collateral Agent relating to the Escrowed Interest Account without further consent from any other person (including, without limitation, the Pledgor), and not to comply with any instructions originated by any person other than the Collateral Agent.

         (b) You will maintain a record of all securities, instruments, checks and other remittance items received in the Escrowed Interest Account and, in addition to providing the Collateral Agent and the Pledgor with a report describing the contents on the Escrowed Interest Account on a daily basis, furnish to the Collateral Agent a monthly statement of the Escrowed Interest Account to be transmitted electronically to the Collateral Agent at: State Street Bank and Trust Company, Two International Place, Boston, MA 02110, Attn: Corporate Trust Department.

         (c) All transfers required to be made by the Collateral Agent under the Escrow and Security Agreement shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and you will not seek to recover from the Holders or the Pledgor for any reason any such payment once made.

         (d) All service charges and fees with respect to the Escrowed Interest Account shall be payable by the Pledgor.

         (e) The Collateral Agent shall be entitled to exercise any and all rights of the Pledgor in respect of the Escrowed Interest Account in accordance with the terms of the

    Security Agreement and the Escrow and Security Agreement, and the undersigned shall comply in all respects with such exercise.

         This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Collateral Agent, the holders of the Notes and their successors, transferees and assigns. You may terminate this letter agreement only upon thirty days' prior written notice to the Pledgor and the Collateral Agent. Upon such termination you shall close the Escrowed Interest Account to a cash collateral account as directed by you. After any such termination, you shall nonetheless remain obligated promptly to transfer to the such cash account all securities, instruments, funds and other property received in respect of the Escrowed Interest Account.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions thereof.

                        Very truly yours,

                        DISCOVERY ZONE, INC.


                        By:
                            ----------------------------------
                             Name:
                             Title:


                        STATE STREET BANK AND TRUST COMPANY


                        By:
                            ----------------------------------
                             Name:
                             Title:

Acknowledged and agreed to as of
the date first above written:


---------------------------------

By:
    -----------------------------
    Name:
    Title:

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

         On the ___ day of July, 1997 before me personally came __________, to me known, who being by me duly sworn, did depose and say that he is the _____________ of DISCOVERY ZONE, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                  Notary Public

                                      Schedule I
                                          to
                           Escrowed Interest Account Letter


1.  Escrowed Interest Account

Discovery Zone, Inc. Escrowed Interest Account
Account No. EW0994
State Street Bank and Trust
Boston, MA 02110